EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of American Acquisition Opportunity Inc., (the “Company”) on Form 10-Q for the period ending September 30, 2021 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Mark C. Jensen, Principal Executive Officer of the Company, certify, to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

AMERICAN ACQUISITION OPPORTUNITY INC

/s/: Mark C. Jensen

Mark C. Jensen,

Chief Executive Officer

Principal Executive Officer

October 22, 2021